Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. 1350
as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of NRC Group Holdings Corp. (the “Company”) for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2019	/s/ Christian Swinbank
	Name:	Christian Swinbank
	Title:	Principal Executive Officer
(Principal Executive Officer)

/s/ Joseph Peterson
	Name:	Joseph Peterson
	Title:	Principal Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.